Exhibit 99.3

PRESSPLAY AND ROXIO

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements are presented to give effect to the acquisition of Pressplay, a partnership jointly owned by wholly-owned subsidiaries of Sony Music Entertainment Inc. (“SME”) and Universal Music Group Inc. (“UMG”), by Roxio, Inc. (“Roxio” or the “Company”). On May 19, 2003 (the “Effective Date”), Roxio executed a purchase agreement (the “Purchase Agreement”) for the acquisition of Pressplay. Under the terms of the Purchase Agreement, Roxio acquired substantially all of the ownership of Pressplay, an online music service, for $12.5 million in cash and 3,914,524 shares of Roxio’s common stock (the “Roxio shares”). The selling parties, SME and UMG, have each retained a 0.2% ownership in Pressplay. In addition, the terms of the purchase agreement specify that additional, contingent consideration of up to $12.4 million may be payable. This will be determined by a specified formula based upon a percentage of cumulative positive cash flows derived from the online music distribution service. This contingent consideration is not included in the total purchase price below. As part of the consideration for the acquisition of Pressplay, Roxio entered into an asset purchase agreement with VUNet USA Technologies, an affiliate of UMG. In this asset purchase agreement Roxio obtained $2.2 million worth of certain computer hardware, software and intellectual property related to VUNet USA Technologies’ subscription management service. Additionally, Roxio assumed certain obligations to support customers of VUNet USA Technologies through December 31, 2003. The acquisition is to be accounted for under the purchase method of accounting.

The total value of the Roxio shares was calculated using an average price of $6.00 per Roxio share, which was based on the average of the closing prices of Roxio’s common stock on the National Association of Securities Dealers Automated Quotation Systems (“NASDAQ”) for the five trading days immediately preceding the consummation of the acquisition. The purchase price includes an estimate of the acquisition costs. The allocation of the purchase price may ultimately differ based on the finalization of the closing balance sheet.

Calculation of purchase price (in thousands):

Value of stock consideration	$23,487
Cash consideration	12,500
Acquisition costs	1,872

Total costs	$37,859

Allocation of purchase price (in thousands):

Value of identifiable intangible asset – trade name	$300
Goodwill	31,714
Fair market value of other assets acquired less liabilities assumed	5,845

Total	$37,859

The allocation of the purchase price was performed as if the acquisition was consummated using the December 31, 2002 Pressplay balance sheet.

The identified intangible asset, the Pressplay trade name will be amortized over its estimated useful life of one year. In accordance with the provisions of the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” goodwill will not be amortized. Roxio evaluates goodwill annually for impairment.

The following Unaudited Pro Forma Condensed Combined Financial Statements give effect to the acquisition to be accounted for using the purchase method of accounting, whereby the total cost of the acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the Effective Date, with any excess of the total cost over the net of the amounts assigned to assets acquired and liabilities assumed being recognized as goodwill. Pressplay’s balance sheet and income statement included in the Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and Roxio’s financial statement presentation. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and on the basis of assumptions described in the notes thereto, including assumptions related to the calculation of the purchase price and the allocation of the total purchase price to the assets and liabilities of Pressplay based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions after valuations and other procedures are completed.

The Unaudited Pro Forma Condensed Combined Statement of Operations was prepared as if the acquisition occurred as of April 1, 2002 (the beginning of Roxio’s 2003 fiscal year). The Unaudited Pro Forma Condensed Combined Balance Sheet was prepared as if the acquisition occurred as of March 31, 2003. Because of different fiscal period ends, the Unaudited Pro Forma Condensed Combined Statement of Operations combines Roxio’s Consolidated Statement of Operations for the year ended March 31, 2003 with Pressplay’s Statement of Operations for the year ended December 31, 2002. The Unaudited Pro Forma Condensed Combined Balance Sheet combines Roxio’s Consolidated Balance Sheet as of March 31, 2003 with Pressplay’s Balance Sheet as of December 31, 2002. These statements are not necessarily indicative of what the actual operating results or financial position would have been had the acquisition occurred on the dates and for the periods indicated and do not purport to indicate future results of operations. In addition, they do not reflect any additional costs, or cost savings or other synergies resulting from the acquisition.

The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Roxio filed on Forms 10-K and 10-Q and the historical financial statements of Pressplay included elsewhere in this 8-K.

PRESSPLAY AND ROXIO

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

		Roxio	Pressplay	Pro Forma Adjustment	Combined Pro Forma
	Footnotes	March 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	1	$36,820	$622	$(12,500)	$24,942
Short-term investments		16,677	—	—	16,677
Accounts receivable, net		12,637	1	—	12,638
Inventories		460	—	—	460
Prepaid expenses and other current assets		3,366	516	—	3,882
Advances	2	—	5,502	(1,986)	3,516
Deferred income taxes		4,709	—	—	4,709

Total current assets		74,669	6,641	(14,486)	66,824
Long-term investments		3,059	—	—	3,059
Advances	2	—	3,583	(1,601)	1,982
Property and equipment, net	3	9,058	2,743	739	12,540
Goodwill, net	4	55,247	—	31,714	86,961
Other intangibles, net	5	10,314	7,823	(6,047)	12,090
Other assets		589	—	—	589

Total assets		$152,936	$20,790	$10,319	$184,045

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable		$11,952	$—	$—	$11,952
Income taxes payable		1,353	—	—	1,353
Accrued liabilities	6	16,153	3,777	3,624	23,554
Current portion of long-term debt		606	—	—	606
Deferred revenue		—	221	—	221

Total current liabilities		30,064	3,998	3,624	37,686
Long term liabilities:
Long term debt		5,490	—	—	5,490
Deferred income taxes		1,190	—	—	1,190

Total liabilities		36,744	3,998	3,624	44,366

Stockholders’ equity:
Partner’s capital	7	—	16,792	(16,792)	—
Common stock	8	20	—	3	23
Additional paid-in capital	8	127,804	—	23,484	151,288
Deferred stock based compensation		(2,886)	—	—	(2,886)
Accumulated deficit		(10,675)	—	—	(10,675)
Accumulated other comprehensive income		1,929	—	—	1,929

Total stockholders’ equity		116,192	16,792	6,695	139,679

Total liabilities and stockholders’ equity		$152,936	$20,790	$10,319	$184,045

The following reclassification has been made to the balance sheet for Pressplay to reflect the presentation used by Roxio:

(a)	Related party note receivable of $199,657 was reclassified to prepaid expenses and other current assets in the balance sheet.

The pro forma adjustments related to the acquisition are as follows:

1.	To adjust cash and cash equivalents by $12.5 million for the cash consideration paid by Roxio as part of the acquisition.
2.	To adjust Pressplay’s advances to their fair value based upon the preliminary purchase price allocation (“PPPA”).
3.	To record $2.2 million of additional property and equipment acquired in the acquisition and to adjust Pressplay’s fixed assets to the same accounting policies used by Roxio and to their estimated fair values.
4.	To record Goodwill based upon the PPPA.
5.	To record $300,000 of intangible assets identified in the PPPA and to adjust the carrying value of the capitalized software intangible asset to its fair value identified in the PPPA.
6.	To adjust accrued liabilities to reflect the following:
•	$1.9 million of estimated acquisition costs
•	The inclusion of $2.4 million of additional amounts for advances committed, but unpaid by Pressplay at the acquisition date
•	$(719) to adjust Pressplay liabilities to fair value
7.	To eliminate the partner’s capital of Pressplay.
8.	To record the par value of the 3,914,524 Roxio shares issued as part of the acquisition and to record the fair value in excess of par value.

PRESSPLAY AND ROXIO

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Footnotes	Year Ended		Adjustments	Combined Pro Forma
		Roxio	Pressplay
		March 31, 2003	December 31, 2002
Net revenues	1	$120,408	$1,926	$(22)	$122,312
Cost of revenues (excludes stock-based compensation charges in Roxio of $49)	1	31,410	4,187	(22)	35,575

Gross profit (loss)		88,998	(2,261)	—	86,737

Operating expenses:
Research and development (excludes stock-based compensation charges in Roxio of $715)	2	21,623	259	138	22,020
Sales and marketing (excludes stock-based compensation charges in Roxio of $113)	3	41,553	7,255	15	48,823
General and administrative (excludes stock-based compensation charges in Roxio of $1,059)	4	26,990	13,538	(4,998)	35,530
Amortization of intangible assets	5	6,401	3,542	(3,542)	6,401
Stock-based compensation charges		1,936	—	—	1,936

Total operating expenses		98,503	24,594	(8,387)	114,710

Income (loss) from operations		(9,505)	(26,855)	8,387	(27,973)
Other income, net	6	471	164	(250)	385

Income (loss) before provision for income taxes		(9,034)	(26,691)	8,137	(27,588)
Provision for income taxes		910	—	—	910

Net income (loss)		$(9,944)	$(26,691)	$8,137	$(28,498)

Basic and diluted net loss per share		$(0.51)			$(1.22)

Weighted average shares used in computing basic and diluted net loss per share	7	19,477	3,915		23,392

The following reclassification has been made to the statement of operations for Pressplay to reflect the presentation used by Roxio:

(a)	Depreciation expense of $259,000, $27,000 and $1.1 million were reclassified to research and development, sales and marketing and general and administrative, respectively, in the statement of operations.

The pro forma adjustments related to the acquisition are as follows:

1.	To eliminate technology royalties of $22,000 paid by Pressplay to Roxio.
2.	To record $138,000 of depreciation expense for VUNet USA Technologies assets acquired in the acquisition.
3.	To record $15,000 of depreciation expense for VUNet USA Technologies assets acquired in the acquisition.
4.	To adjust $5.6 million in amortization of advances to reflect the fair value identified in the PPPA and to record $575,000 of deprecation expense for VUNet USA Technologies assets acquired in the acquisition.
5.	To eliminate amortization of the capitalized software intangible asset for Pressplay of $3.5 million to reflect the fair value identified in the PPPA.
6.	To adjust interest income for cash consideration used in the acquisition.
7.	To reflect the additional shares of Roxio common stock issued to Pressplay’s partners as part of the acquisition.